EXHIBIT 8.1




                                                     March 24, 2003



Bank One Issuance Trust
c/o Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001


                       Re:     Registration Statement No. 333-103391 on Form S-3
                               -------------------------------------------------
                               relating to Bank One Issuance Trust
                               -----------------------------------

Ladies and Gentlemen:

            In connection with the filing with the Securities and Exchange Commission of Registration Statement No. 333-103391 on Form S-3 (as amended from time to time, the "Registration Statement") relating to the issuance by Bank One Issuance Trust (the "Issuer") of various series, classes, and tranches of notes (the "Notes"), you have requested our opinion regarding certain descriptions of tax consequences contained in the form of prospectus (the "Prospectus") included in the Registration Statement.

            In rendering our opinion, we have examined and are familiar with, and our opinion is based upon (i) the Prospectus; (ii) the Indenture filed as an exhibit to the Registration Statement (including the forms of Notes annexed as exhibits thereto) (the "Indenture"); (ii) the Indenture Supplement to such Indenture filed as an exhibit to the Registration Statement; (iii) the Transfer and Servicing Agreement filed as an exhibit to the Registration Statement; (iv) the Asset Pool One Supplement filed as an exhibit to the Registration Statement, (v) the Trust Agreement filed as an exhibit to the Registration Statement; and (vi) such other documents, instruments and information as we considered necessary for the opinions set forth below.


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March 24, 2003
Page 2



            In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to such opinions which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Issuer and of public officials and agencies.

            In rendering our opinion, we have also considered and relied upon the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities. The statutory provisions, regulations, interpretations and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively.

            Based on the foregoing, we hereby confirm that the statements in the Prospectus under the heading "Federal Income Tax Consequences," insofar as such statements purport to constitute summaries of matters of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

            We express no opinion with respect to the matters addressed in this letter other than as set forth above. Furthermore, there can be no assurance that contrary positions may not be taken by the Internal Revenue Service.

            We also note that the Prospectus does not relate to a specific transaction. Accordingly, the above-referenced description of Federal income tax consequences may, under certain circumstances, require modification in the context of an actual transaction.


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March 24, 2003
Page 3

                  We consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Skadden, Arps, Slate, Meagher & Flom LLP under the captions "Prospectus Summary--Tax Status," "Federal Income Tax Consequences" and "Legal Matters" in the Prospectus and in "Prospectus Supplement Summary--Federal Income Tax Consequences" in the form of Prospectus Supplement.

                                                     Very truly yours,

                                                     /s/ SKADDEN, ARPS, SLATE,
                                                     MEAGHER & FLOM LLP